Exhibit 21.0

SUBSIDIARIES OF

ICF INTERNATIONAL, INC.

NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
ICF Consulting Group, Inc.	Delaware
ICF Consulting Canada, Inc.	Canada
ICF Emergency Management Services, L.L.C.	Delaware
ICF Incorporated, L.L.C.	Delaware
(d/b/a ICF (Delaware), L.L.C. in Arizona)
(d/b/a ICF Consulting, L.L.C. in California)
(d/b/a ICF Incorporated, L.L.C., a Delaware limited liability company in Colorado)
(d/b/a ICF Systems, L.L.C. in Idaho)
(d/b/a ICF, L.L.C. in Illinois)
(d/b/a ICF Group, L.L.C. in Kentucky)
(d/b/a ICF Incorporated, L.L.C. of Louisiana in Louisiana)
(d/b/a ICF in Massachusetts)
(d/b/a ICF, L.L.C. in Michigan)
(d/b/a ICF Minnesota, L.L.C. in Minnesota)
(d/b/a ICF Consulting, LLC in Mississippi)
(d/b/a ICF (Delaware), L.L.C. in Missouri)
(d/b/a ICF Nebraska, LLC in Nebraska)
(d/b/a ICF New Mexico, L.L.C in New Mexico)
(d/b/a ICF Delaware in New York)
(d/b/a ICF, LLC in North Dakota)
(d/b/a ICF Ohio, L.L.C. in Ohio)
(d/b/a ICF PA, L.L.C. in Pennsylvania)
(d/b/a ICF, L.L.C. in Texas)
(d/b/a ICF, L.L.C. in Virginia)
(d/b/a ICF, LLC in Washington)
(d/b/a ICF, L.L.C. in West Virginia)
(d/b/a ICF DE, L.L.C. in Wyoming)
(d/b/a ICF Incorporated, LLC in Puerto Rico)
(d/b/a ICF Incorporated, LLC in US Virgin Islands)
ICF Resources, L.L.C.	Delaware
ICF Consulting India Private, Limited.	India
ICF Consulting Limited	U.K.
ICF SH&E, Inc.	Delaware
ICF SH&E Limited	U.K.
ICF Environmental, Inc (f/k/a ICF Jones & Stokes, Inc.)	Delaware
ICF International Consulting (Beijing) Company, Ltd.	China
ICF Macro, Inc.	Delaware
(d/b/a ICF Macro, Inc. in Kenya)	Kenya
(d/b/a ICF Macro Inc. in Liberia)	Liberia
(d/b/a ICF Macro Inc. in Madagascar)	Madagascar
GHK Holdings Limited	U.K.
ICF Consulting Services, Limited. (f/k/a GHK Consulting Limited.)	U.K.
(d/b/a ICF Consulting Services Limited, Nepal Branch)	Nepal
ICF Consulting Services, India Private, Ltd. (f/k/a GHK Development Consultants India Private, Limited.)	India
ICF Next, Inc. (f/k/a Olson + Co., Inc.)	Minnesota
(d/b/a Olson in California)
ICF Next North America, ALB ULC (f/k/a Olson Canada, Inc.)	Alberta, Canada
ICF, SA (f/k/a/ Full Angle Communications, SA)	Belgium
ICF Next, SA (f/k/a Mostra, SA)	Belgium
ICF Africa, SARL	Mali
(d/b/a ICF Africa SARL in Democratic Republic of the Congo)	DRC
(d/b/a ICF Africa SARL in Cameroon)	Cameroon
Incentive Technology Group, LLC	Virginia
ICF ESAC, LLC	Maryland
Creative Systems and Consulting, LLC	Virginia
SemanticBits, LLC	Virginia
Blanton & Associates, Inc.	Texas
ICF Consulting Services, S.L.	Spain
CMY Solutions, LLC	Delaware
Applied Energy Group, Inc.	Delaware
ICF Consulting Services GmBH	Germany